Exhibit 10.32

Commercial Banking

(CARM 230327 & CM 230131 / 230301)

CONFIDENTIAL

Perfect Moment Asia Limited

Flat B 13/F

Gee Chang Hong Centre

65 Wong Chuk Hang Road

Aberdeen Hong Kong	11 April 2023

Attn : Gottschalk, Jane Elizabeth

Dear Sir/Madam

BORROWER(S)

Perfect Moment Asia Limited	[Customer No.848-278974]

BANKING FACILITIES- facility letter dated 17 June 2022, as amended or supplemented from time to time (the “Facility Letter”)

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time, and also subject to the Bank’s overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

The Hongkong and Shanghai Banking Corporation Limited

HSBC Main Building. 1 Queen’s Road Central, Hong Kong

Tel: (852J 2822 1111

Web: www hsbc.com.hk

Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

Perfect Moment Asia Limited	11 April 2023

AMENDMENT(S) OF FACILITIES

The facility(ies) below shall be amended as follows:

FACILITIES				New	Previously

(1)	Combined Limit for the following facilities within which the following sub-limits apply, provided that the aggregate amount outstanding of such facilities shall at no time exceed the stated combined limit:			USD5,000,000.- [Note]	USD3,150,000.-

	(a)	Import Facilities (Usance period up to 195 days)		USD5,000,000.-	USD3,150,000.-

Within which
		(I)	Loan Against Import(“LAI”) (Maximum Tenor 120 days)	(USD5,000,000.-)	(USD3,150,000.-)

		(II)	Trust Receipts	(USD5,000,000.- )	(USD3,150,000.-)

Notwithstanding the foregoing, the Bank’s overriding right to demand repayment at any time shall not be affected.

	(b)	Post-Shipment Buyer Loans (Maximum tenor 90 days)		USD800,000.-	USD800,000.-
Notwithstanding the foregoing, the Bank’s overriding right to demand repayment at any time shall not be affected.

[Note]:	Drawdown is only available upon sufficient USD deposit placed to the Bank’s account covering the Combined Limit.

Perfect Moment Asia Limited	11 April 2023

AMENDMENT(S) OF SECURITY AND OTHER DOCUMENTATION

The Bank will require to hold the following additional security document(s) and/or other document(s) in form and substance satisfactory to the Bank:

1.	A Charge over Securities and Deposits (Limited Amount up to USD5,000,000.-) granted by the Borrower(s).

The Bank has sole discretion to determine whether and to what extent any charged securities granted in favour of the Bank shall be relied upon when it sets or reviews the limit for the facilities. For the avoidance of doubt, the Bank is not obliged to take into account the value of any charged securities when deciding the limit of the facilities. “Securities” means (i) all stocks, shares, securities, debentures, bonds, notes, options, warrants, funds, unit trusts, certificates of deposit, money market instruments, other equity, debt and financial instruments of any kind, (ii) all dividends, interest, distributions and other moneys derived therefrom and (iii) all accretions, allotments, and other benefits accruing or arising in respect thereof.

Certain capital in nature instruments such as bonds issued by HSBC and its subsidiaries are excluded from the scope of charged securities.

A charge over the Borrower(s)’s deposit(s) for USD5,000,000.- or its equivalent in other foreign currencies placed with the Bank.

In the event of the value of the foreign currency deposit charged to the Bank falling below the required level and upon the Bank’s request, the Borrower(s) should immediately pledge to the Bank additional security acceptable to the Bank to bring the value back to the threshold.

We attach our standard “Charge over Securities and Deposits (Limited Amount)”. Please arrange to sign and return to us the document(s), together with the supporting board resolution(s).

This “Charge over Securities and Deposits (Limited Amount)” needs to be registered with the Companies Registry. Please sign and return the “Charge over Securities and Deposits (Limited Amount)” within 5 business days of execution. The related registration fee (currently HKD340.-per document) will be charged to the debit of the Borrower(s)’s account.

In consideration of the above mentioned security being made available, the Bank is agreeable to releasing the following security document(s) and other document(s):

2.	An Irrevocable Standby Documentary Credit dated 11 August 2017 for USDl,000,000.- [Previously USD3,000,000.-] from UBS Switzerland AG, Zurich expiring on 30 April 2023.

For the avoidance of doubt existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

Perfect Moment Asia Limited	11 April 2023

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the authorised signatories of the Borrower(s) and, where applicable, guarantor and/or security provider, in accordance with the terms of the mandate given to the Bank, to sign and return the duplicate copy of this letter by 2 May 2023 to signify the relevant party(ies)’s understanding and acceptance of the terms of this letter.

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

Yours faithfully

For and on behalf of

The Hongkong and Shanghai Banking Corporation Limited

/s/ Alson Kam

Alson Kam

Vice President

fx/syz

Encl

Perfect Moment Asia Limited	11 April 2023

Acceptance and Confirmation

We, Perfect Moment Asia Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of

Perfect Moment Asia Limited

Signature	/s/ Maximilian Alexander Gottschalk	Signature	/s/ Andreas Ruben Keijsers
Name	Maximilian Alexander Gottschalk	Name	Andreas Ruben Keijsers
Title	Director	Title	Director
Date		Date